EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Bank of the Ozarks, Inc. (the “Company”), hereby constitutes and appoints George G. Gleason and Paul Moore, or either of them, as his or her true and lawful attorney in fact and agent with full powers of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-4 containing a proxy statement/prospectus, together with all necessary exhibits, and any or all amendments or supplements thereto to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance and sale of shares of common stock, $0.01 par value, of the Company to be issued and delivered in accordance with the Agreement and Plan of Merger, dated as of March 11, 2003, between the Company and RVB Bancshares, Inc., an Arkansas corporation, granting unto said attorney in fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact and agent or his substitute(s), may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand as of this 14th day of April, 2003.

/s/ JEAN AREHART
Jean Arehart

/s/ STEVEN ARNOLD
Steven Arnold

/s/ JERRY DAVIS
Jerry Davis

/s/ ROBERT EAST
Robert East

/s/ LINDA GLEASON
Linda Gleason

/s/ PORTER HILLARD
Porter Hillard

/s/ HENRY MARIANI
Henry Mariani

/s/ R.L. QUALLS
R.L. Qualls

/s/ KENNITH SMITH
Kennith Smith